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                                                                     Exhibit 8.2


       [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP APPEARS HERE]

                                 June 7, 1999

C.D. Smith Healthcare, Inc.
3907 S.48/th/ Terrace, P.O. Box 789
St. Joseph, Missouri 64503

Ladies and Gentlemen:

     We refer to the Amended and Restated Agreement and Plan of Reorganization ("Reorganization Agreement") dated April 28, 1999, as amended and restated as of May 27, 1999 among Amerisource Health Corporation, a Delaware corporation ("Parent"), Hawk Acquisition Corporation, a Missouri corporation and a wholly-owned subsidiary of Parent ("Sub"), and C.D. Smith Healthcare, Inc., a Missouri corporation ("Company"), which provides for the merger ("Merger") of Sub with and into Company, with (i) Company as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Parent, and (ii) the common stockholders of Company becoming stockholders of Parent, all on the terms and conditions therein set forth, the time at which the Merger becomes effective being hereinafter referred to as the "Effective Time of the Merger." Capitalized terms used but not defined herein have the meanings specified in the Agreement.

     As provided in the Reorganization Agreement, at the Effective Time of the Merger shares of Company Capital Stock representing at least eighty percent (80%) of the total combined voting power of shares of all classes of Company Capital Stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of Company Capital Stock will be exchanged solely for shares of Parent Common Stock. An aggregate of 2,690,000 shares of Parent Class A Common Stock may be issued to Company shareholders in connection with the Merger, and up to 16.995 shares of Parent Common Stock will be issued in exchange for each share of Company Capital Stock. Only whole shares of Parent Common Stock will be issued, and any fractional shares will be rounded to the nearest whole share.

     The Merger and the Agreement are more fully described in Parent's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of shares of Parent Common Stock which has been filed by Parent with the Securities and Exchange

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C.D. Smith Healthcare, Inc.
June 7, 1999
Page 2

Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Proxy Statement/Prospectus (the "Prospectus") of Parent and Company.

     In rendering the opinions expressed below, we have relied upon the accuracy of the facts, information and representations and the completeness of the covenants contained in the Agreement, the Registration Statement, the Prospectus and such other documents as we have deemed relevant and necessary (including, without limitation, those described above). Such opinions are conditioned, among other things, not only upon such accuracy and completeness as of the date hereof, but also the continuing accuracy and completeness thereof as of the Effective Time of the Merger. Moreover, we have assumed the absence of any change to any of such instruments between the date thereof and the Effective Time of the Merger.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination. We have further assumed that: (i) the transactions related to the Merger or contemplated by the Reorganization Agreement will be consummated (A) in accordance with the Reorganization Agreement and (B) as described in the Prospectus; (ii) the Merger will qualify as a statutory merger under the laws of the State of Missouri; and (iii) as of the date hereof, and as of the Effective Time of the Merger (as if made as of the Effective Time of the Merger), the written tax representations made by executives of Parent and Company contained in the Parent Tax Representation Letter and the Company Tax Representation Letter, respectively, each dated on or about the date hereof, are and will be accurate in all respects, and neither Parent nor Company will have provided written notification prior to the Effective Time of the Merger that a statement made in the Parent Tax Representation Letter or the Company Tax Representation Letter, respectively, is no longer accurate.

     In rendering our opinions expressed below, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial decisions, rulings, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and that any such change could affect the opinions stated herein. This opinion represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or on any court of law, tribunal, administrative agency or other governmental body. Furthermore, the opinions expressed below might not be applicable to Company shareholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their

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C.D. Smith Healthcare, Inc.
June 7, 1999
Page 3

Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

     This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     Based upon and subject to the foregoing, it is our opinion, as counsel for Company, that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     In addition, reference is made to the statements in the Prospectus under the caption "The Merger - Federal Income Tax Consequences," which have been prepared or reviewed by us. It is our opinion that the statements made under the caption "The Merger - Federal Income Tax Consequences," to the extent constituting a discussion of matters of federal income tax law or legal conclusions with respect thereto, are true and correct in all material respects.

     Except as expressly set forth in the preceding two paragraphs, you have not requested, and we do not herein express, any opinion concerning the tax consequences of, or any other matters related to, the Merger.

     We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which hereafter occur.

     This opinion is provided to you only, and without our prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than reliance thereon by you. Notwithstanding the foregoing, we hereby consent to the reference to Blackwell Sanders Peper Martin LLP in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Blackwell Sanders Peper Martin LLP

                                        Blackwell Sanders Peper Martin LLP